EXHIBIT 99.1

Capitol Bancorp Center
200 Washington Square North
Lansing, MI 48933

2777 East Camelback Road
Suite 375
Phoenix, AZ 85016
www.capitolbancorp.com

Analyst Contact:     Michael M. Moran
                                   Chief of Capital Markets
                                   877-884-5662
Media Contact:        Stephanie Swan
   Director of Shareholder Services
   517-372-7402

Capitol Bancorp Limited Announces Commencement of
Offer to Exchange Its Trust Preferred Securities

LANSING, Mich., and PHOENIX, Ariz.: January 4, 2011: Capitol Bancorp Limited (“Capitol”) (NYSE: CBC) announced today the commencement of an offer to exchange (the “Exchange Offer”) shares of its common stock, no par value per share, for any and all of its outstanding trust preferred securities (the “Trust Preferred Securities”) issued by Capitol Trust I, Capitol Trust II, Capitol Trust III, Capitol Trust 4 (a/k/a Trust IV), Capitol Trust VI, Capitol Trust VII, Capitol Trust VIII, Capitol Trust IX, Capitol Trust X, Capitol Trust XI and Capitol Trust XII, which are statutory trusts formed under the laws of the State of Delaware (the “Capitol Trusts”).  The offer commenced on January 3, 2011.

For each $10.00 liquidation amount of the Trust Preferred Securities of Capitol Trust I or Capitol Trust XII that Capitol accepts in the Exchange Offer, Capitol will issue 10 shares of its common stock.  For each $1,000 liquidation amount of the Trust Preferred Securities of Capitol Trusts II-XI accepted in the Exchange Offer, Capitol will issue 1,000 shares of its common stock.  No accrued and unpaid interest owed by Capitol with respect to the Trust Preferred Securities will be paid to holders who tender any Trust Preferred Securities in the Exchange Offer.

The following Trust Preferred Securities, which constitute all of Capitol Bancorp’s outstanding Trust Preferred Securities as of September 30, 2010, are subject to the Exchange Offer:

Approximate Liquidation Amount
Capitol Trust I (NYSE: CBC-PA):                                                    $25.3 million
Capitol Trust II (non-publicly held):                                               $10 million
Capitol Trust III (non-publicly held):                                              $15 million
Capitol Trust 4 (non-publicly held):                                                $3 million
Capitol Trust VI (non-publicly held):                                              $10 million
Capitol Trust VII (non-publicly held):                                             $10 million
Capitol Trust VIII (non-publicly held):                                           $20 million
Capitol Trust IX (non-publicly held):                                              $10 million
Capitol Bancorp Trust X (non-publicly held):                               $33 million

Capitol Trust XI (non-publicly held):                                              $20 million
Capitol Trust XII (NYSE: CBC-PB):                                                 $14.5 million

Capitol’s obligation to exchange common stock for Trust Preferred Securities in the Exchange Offer is subject to a number of conditions that must be satisfied or waived by Capitol, including, among others, that (i) that the holders of Capitol’s common stock must approve a proposal to amend Capitol’s articles of incorporation to increase the number of authorized shares of Capitol’s common stock from 50,000,000 to 1,500,000,000 at a special meeting of shareholders to be held on January 31, 2011 (or any adjournments or postponements thereof); (ii) holders of Capitol’s common stock must approve the Exchange Offer at the special meeting of shareholders of Capitol (or any adjournments or postponements thereof) in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual; (iii) holders of the Trust Preferred Securities of Capitol Trust I and Capitol Trust XII must approve the proposals to approve the amendments to certain provisions of the Indentures and Guarantee Agreements issued in connection with Capitol Trust I and Capitol Trust XII; and (iv) there has been no change or development that in its reasonable judgment may materially reduce the anticipated benefits to Capitol of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on the Corporation, its businesses, condition (financial or otherwise) or prospects.

If the conditions set forth in (i) and (ii) above are not met, Capitol may proceed with the Exchange Offers subject to a limitation of 19.9% of new shares of common stock.  If the proposal to increase Capitol’s authorized shares or the Exchange Proposal are not approved at the special meeting of Capitol’s shareholders, depending on the aggregate liquidation amount of Trust Preferred Securities tendered in the Exchange Offer, Capitol may be required to prorate the Trust Preferred Securities that it accepts in this Exchange Offer to remain within this limit. Any Trust Preferred Securities not accepted for exchange as a result of proration will be returned to tendering holders promptly after the expiration date.

The Exchange Offer is one component of the capital initiatives announced December 23, 2010 by Capitol, which are designed to augment its existing strategic initiatives focused primarily on affiliate divestitures, operational cost savings, balance sheet deleveraging and system-wide liquidity.  The Exchange Offer represents an efficient opportunity to strengthen the composition of Capitol’s capital base by increasing its Tier 1 common and tangible common equity ratios, while also reducing the dividend and interest expense associated with the debt securities. By increasing its common equity component, Capitol expects to have increased capital flexibility to take advantage of market opportunities and implement its long-term strategies.

When the Trust Preferred Securities were originally issued, and until recently, substantially all of those securities comprised a crucial element of Capitol Bancorp’s compliance with regulatory capital requirements because they were a material component of regulatory capital.  Because of Capitol Bancorp’s weakened financial condition and recent changes affecting its ability (as well as that of other bank holding companies in the United States) to include any portion of its Trust Preferred Securities in regulatory capital computations, a small portion of its Trust Preferred Securities are included in the Corporation’s current regulatory capital measurements and will cease to be includable in the future.

Currently, interest payments on all of Capitol Bancorp’s Trust Preferred Securities are in a deferral period, which commenced in mid-2009 as a component of the Corporation’s efforts to conserve cash resources.  In addition, Capitol Bancorp is prohibited from making any interest payments on the Trust Preferred Securities without prior regulatory approval.  By increasing its common equity foundation through the Trust Preferred Securities exchange offer and other contemplated components of its capital strategy, which are described herein, Capitol Bancorp expects flexibility to prospectively pursue market opportunities and implement longer-term operating strategies that can be pursued at the appropriate time, subject to approval of the Trust Preferred Securities exchange offer and the other matters discussed in this announcement.

The complete terms and conditions of the Exchange Offer are set forth in the Offering Memorandum and Letter of Transmittal for the Exchange Offer (the “Exchange Offer Documents”), which are being sent separately to holders of the Trust Preferred Securities. The description of the Exchange Offer in this press release is only a summary and is qualified in its entirety by reference to the relevant Exchange Offer Documents. Holders are urged to read the Exchange Offer Documents for the relevant Exchange Offer carefully. Holders may obtain the relevant Exchange Offer Documents by contacting Capitol.

The Exchange Offer will expire at 11:59 p.m., Lansing, Michigan time on January 31, 2011, unless extended or terminated early.

Honigman Miller Schwartz and Cohn LLP has provided Capitol with legal advice in connection with the Exchange Offer.

The Exchange Offer is being made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act. This press release is for informational purposes only and neither an offer to purchase nor a solicitation to buy any of the Trust Preferred Securities issued by the Capitol Trusts, nor is it a solicitation for acceptance of the Exchange Offer. Capitol is making the Exchange Offer only by, and pursuant to the terms of, the relevant Exchange Offer Documents. The Exchange Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Capitol, its financial or legal advisors, the trustees of the Capitol Trusts, the exchange agent or any of their respective affiliates is making any recommendation as to whether holders should tender their Trust Preferred Securities in connection with the Exchange Offer.

This press release contains forward-looking statements, including statements about Capitol’s financial condition, results of operations, long-term growth strategies, and the completion and effect of the Exchange Offer. These statements are not historical facts but instead represent only Capitol’s current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of Capitol’s control. Capitol’s actual results and financial condition, as well as the effect of the Exchange Offer, may differ, possibly materially, from those indicated in these forward-looking statements. For a discussion of the factors that could cause actual results to differ materially from those described in the forward-looking statements, consult Capitol’s Annual Report on Form 10-K for the year ended December 31, 2009, and subsequent filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website (www.sec.gov), as well as the Exchange Offer Documents for the Exchange Offer.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $4.2 billion national community bank development company, with a network of banks in 14 states.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.